UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2009

BPO Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock, Suite 200, Anaheim, CA	92807

(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 30, 2009, BPOMS, Inc. (“Former BPOMS”), a wholly-owned subsidiary of BPO Management Services, Inc. (the “Company”), entered into a  Share Purchase Agreement  (the “Agreement”) with CriticalControl Solutions Corp., an Alberta corporation located in  Calgary, Alberta, Canada (the “Buyer”). Under the terms of the Agreement, Former BPOMS has agreed to sell all of the issued and outstanding capital stock of BPO Management Services, Ltd., an Ontario corporation (“BPOMS, Ltd.”), and all inter-Company debt owed by BPOMS, Ltd., to the Buyer. BPOMS, Ltd. is the operating subsidiary in which all of the Company’s Canadian operations are maintained and represents a substantial component of our ECM business.

The total purchase price payable to Former BPOMS from the Buyer at closing is 100,000 Canadian Dollars. BPOMS, Ltd., with the backing of Buyer, will continue to be responsible for its outstanding liabilities (which currently total 4.7 million Canadian Dollars).

The Agreement contains customary representations and warranties which survive the closing for a period of one year, and Former BPOMS has agreed to indemnify the Buyer for up to a maximum of 100,000 Canadian Dollars in the event of adverse consequences suffered by the Buyer if any of the representations, warranties or covenants in the Agreement are breached.  The Agreement also contains various conditions that must be satisfied by both parties prior to closing.

Under the terms of the Agreement, for a period of three (3) years from the closing date, Former BPOMS has agreed not to engage directly or indirectly in any business competitive to the business being sold anywhere in the Canadian provinces of Ontario and Manitoba .  In addition, for a period of five (5) years from the closing date, Former BPOMS has agreed not to (i) solicit the business of any person that is a customer, or has been a customer of BPOMS, Ltd. within three (3) years prior to the closing date, (ii) induce any employee of the business to leave his or her employment or employ or attempt to employ or assist any person in employing any employee of the business , or (iii) solicit any person that is a supplier or business partner of the business at the time of closing in a manner that would be competitive with the business being sold.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

The transaction described in Item 1.01 (the description of which is incorporated by reference) was closed on July 31, 2009.

ITEM 7.01 Regulation FD Disclosure.

The following information, including the Exhibit to this Form 8-K, is being "furnished" pursuant to Item 7.01.  This information is not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

On August 5, 2009, BPO Management Services, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the sale of its Canadian operations.

ITEM 9.01 Financial Statements And Exhibits.

(d) Exhibits

99.1     Press release dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2009

BPO MANAGEMENT SERVICES, INC.
By:	/s/ Ronald K. Herbert
Ronald K. Herbert
Chief Financial Officer

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